EXHIBIT 10.3

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CTN MEDIA GROUP, INC.
        -----------------------------------------------------------------

                    Pursuant to the provisions of Section 102

                        of the General Corporation Law of

                              the State of Delaware
        -----------------------------------------------------------------

                  CTN Media Group, Inc. (the "CORPORATION"), a corporation organized and validly existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  (a) The name of the Corporation is CTN Media Group, Inc. The Corporation was originally incorporated under the name Light Technologies, Inc. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 17, 1989, and restated most recently on November 10, 1997; amended by the Articles of Amendment to the Restated Certificate of Incorporation, filed on May 29, 1998; modified by the Certificate of Designation, Powers, Preference and Rights of the Preferred Stock filed on July 22, 1999; modified by the Second Certificate of Designation, Powers, Preference and Rights of the Series A Convertible Preferred Stock filed on August 31, 1999; amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed on October 18, 1999; modified by the Third Certificate of Designation, Powers, Preference and Rights of the Series A Convertible Preferred Stock filed on October 18, 1999; amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed on November 12, 1999; modified by the Fourth Certificate of Designation, Powers, Preference and Rights of the Series A Convertible Preferred Stock filed on November 12, 1999; amended by the Amended Second Certificate of Designation, Powers, Preference and Rights of the Series A Convertible Preferred Stock filed on February 17, 2000; and modified by the Certificate of Designation, Powers, Preference and Rights of the Series B Convertible Preferred Stock filed on April 4, 2001.

                  (b) The provisions of the certificate of incorporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, including Appendix A and Appendix B, and which is entitled Amended and Restated Certificate of Incorporation of CTN Media Group, Inc., without any further amendment other than the amendment certified herein and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

                  (c) The amendment and restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment and of the restatement of the certificate of incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

                  (d) The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

          "FIRST: The name of the Corporation is CTN Media Group, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty Two Million Eight Hundred Thousand (52,800,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $0.005, and Two Million Eight Hundred Thousand (2,800,000) shares will be Preferred Stock, par value $0.001 per share.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but not be limited to, determining the following:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                  (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                  (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

                  (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

         FIFTH: Of the 2,800,000 shares of Preferred Stock, a total of 2,510,000 shares shall be designated as Series A Convertible Preferred Stock, with such powers, preferences and relative rights as set forth on "APPENDIX A" attached hereto and made a part hereof, and a total of 266,666 shares shall be designated as Series B Convertible Preferred Stock, with such powers, preferences and relative rights as set forth on "APPENDIX B" attached hereto and made a part hereof.

         SIXTH: Unless required by law or determined by the Chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

         SEVENTH: The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provisions contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

         EIGHTH: The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws may be adopted, only by the stockholders holding a majority of the outstanding common stock of the Corporation.

         NINTH: All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

         TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article TENTH shall adversely affect any rights of any person pursuant to this Article TENTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.


                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK
                           - SIGNATURE PAGE FOLLOWS -

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Amended and Restated Certificate of Incorporation this ____ day of April, 2001.

                                      CTN MEDIA GROUP, INC.



                                      By:_______________________________________
                                          Jason Elkin, Chief Executive Officer
                                          and Chairman of the Board

                                   APPENDIX A

                           CERTIFICATE OF DESIGNATION,
                      POWERS, PREFERENCES AND RIGHTS OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                              CTN MEDIA GROUP, INC.
         --------------------------------------------------------------

                    Pursuant to the provisions of Section 242
                        of the General Corporation Law of
                              the State of Delaware
         --------------------------------------------------------------

         CTN Media Group, Inc. (the "CORPORATION"), a corporation organized and validly existing under the General Corporation Law of the State of Delaware, filed its original Certificate of Incorporation with the Corporations Division on August 17, 1989. Under the provisions of and subject to the requirements of
Section 242 of the General Corporation Law of the State of Delaware, the undersigned, desiring to amend the terms of the Series A Convertible Preferred Stock of the Corporation, $.001 par value per share ("SERIES A CONVERTIBLE PREFERRED"), which was originally designated pursuant to a Second Certificate of Designation, Powers, Preferences and Rights of Preferred Stock filed August 31, 1999 (the "ORIGINAL SECOND CERTIFICATE") and amended pursuant to an Amended Second Certificate of Designation, Powers, Preferences and Rights of the Series A Convertible Preferred Stock filed February 17, 2000 (the "FIRST AMENDED SECOND CERTIFICATE"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation in a written consent in lieu of a meeting dated April 4, 2001, and approved by consent action in lieu of a meeting, dated as of April 4, 2001, by a majority of the holders of the common stock of the Corporation and by the sole Series A Convertible Preferred stockholder:

         WHEREAS, the Corporation filed with the Corporations Division of the State of Delaware the Certificate of Designation of the Convertible Preferred Stock, $.001 par value per share ("CONVERTIBLE PREFERRED") on July 22, 1999 (the "CONVERTIBLE PREFERRED STOCK CERTIFICATE OF DESIGNATION"), which set forth the terms of the Convertible Preferred, and on August 31, 1999, the Corporation filed the Original Second Certificate, which set forth the terms of the Series A Convertible Preferred, whereby making the Series A Convertible Preferred junior to the Convertible Preferred;

         WHEREAS, through a Plan of Reclassification, dated as of August 31, 1999, and a Third Certificate of Designation of the Preferred Stock of the Corporation, each of which was filed with the State of Delaware and made effective on October 18, 1999 (collectively, the "RECLASSIFICATION DOCUMENTS"), the issued and outstanding shares of the Convertible Preferred were reclassified into shares of Series A Convertible Preferred;

         WHEREAS, the Corporation filed with the Corporations Division of the State of Delaware the First Amended Second Certificate on February 17, 2000, which eliminated any reference to the Convertible Preferred in the terms of the Series A Convertible Preferred;

         WHEREAS, the Board of Directors of the Corporation wishes to further revise the terms of the Series A Convertible Preferred;

         WHEREAS, the Board of Directors of the Corporation wishes to simultaneously amend and restate the Certificate of Incorporation of the Corporation to reflect only one Certificate of Designation, Powers, Preferences and Rights for the Series A Convertible Preferred; and

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation, by resolution of the Board of Directors of the Corporation and with the affirmative vote of a majority of the capital stock, does hereby fix the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Series A Convertible Preferred to be as follows:

                   SERIES A CONVERTIBLE PREFERRED STOCK TERMS

         Section 1.        DIVIDENDS.

         1A.      GENERAL OBLIGATION.

         (i) When and as declared by the Corporation's Board of Directors, and to the extent permitted under the General Corporation Law of Delaware and subject to the preferences and priorities of the holders of Series B Convertible Preferred, the Corporation shall pay preferential dividends in cash to the holders of the Series A Convertible Preferred as provided in this SECTION 1. Dividends on each share of the Series A Convertible Preferred (a "SHARE") shall accrue on a daily basis at the rate of 12% per annum on the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation.

         (ii) Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of the dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid, subject to the preferences and priorities of the holders of Series B Convertible Preferred, or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "DATE OF ISSUANCE" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share, including the Shares originally governed by the Convertible Preferred Certificate of Designation and reclassified pursuant to the Reclassification Documents.

         1B. DIVIDEND REFERENCE DATES. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1999 (the "DIVIDEND REFERENCE DATES"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof. Such accumulated dividends shall not be payable until conversion of such Share into Conversion Stock, unless earlier declared by the Corporation's Board of Directors.

         1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Convertible Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

         1D. PARTICIPATING DIVIDENDS. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Convertible Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Convertible Preferred had all of the outstanding Series A Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         Section 2.        LIQUIDATION.

         2A. LIQUIDATION VALUE. Subject to the preferences and priorities of the holders of Series B Convertible Preferred, upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Convertible Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of the following (the "CASH PRIORITY PAYMENT"): (a) the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon) and (b) the aggregate amount that would be receivable by such holder of Series A Convertible Preferred if the Series A Convertible Preferred held by such holder had been converted into Conversion Stock in accordance with SECTION 6 immediately prior to such distribution or payment. Upon such distribution or payment, the holders of Series A Convertible Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Convertible Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this SECTION 2, then the entire assets available to be distributed to the Corporation's stockholders, subject to the preferences and priorities of the holders of Series B Convertible Preferred, shall be distributed pro rata among such holders of the Series A Convertible Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Convertible Preferred held by each such holder. Not less than 60 days prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Convertible Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

         2B.      CERTAIN TRANSACTIONS.

         (i) In the event of a consolidation, merger or similar transaction of the Corporation into, with or involving any other entity or entities in which the Corporation is not the surviving entity, the holders of a majority of the outstanding Shares shall have the right, but not the obligation, to elect such consolidation, merger or similar transaction to be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this SECTION 2, in which event the Series A Convertible Preferred shall be entitled to, subject to the preferences and priorities of the holders of Series B Convertible Preferred, the preferences and priorities set forth in this SECTION 2 and the Corporation shall not effect such a transaction unless the surviving entity (and not the Corporation) pays the Cash Priority Payment prior to or simultaneously with the consummation of such transaction.

         (ii) In the event of a consolidation, merger or similar transaction of the Corporation into, with or involving any other entity or entities in which the Corporation is the surviving entity, or any sale or transfer by the Corporation of all or a substantial part of its assets, the Corporation shall not effect any such consolidation, merger, sale or similar transaction without first receiving the prior written approval of the holders of a majority of the outstanding Shares (which approval may be withheld or conditioned in their sole discretion); provided that the holders of a majority of the outstanding Shares shall be obligated to consent to such transaction if either (a) prior to or simultaneously with the consummation thereof, the acquiror (and not the Corporation) in such transaction pays to the holders the Cash Priority Payment or (b) the Corporation both (1) elects (in its sole discretion) to pay to such holders the Cash Priority Payment and (2) prior to or simultaneously with the consummation of such transaction, pays to such holders the Cash Priority Payment.

         Section 3.  PRIORITY OF SERIES A CONVERTIBLE PREFERRED ON DIVIDENDS.

         So long as any Series A Convertible Preferred remains outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, directly or indirectly, (i) redeem, purchase or otherwise acquire any Junior Securities, provided that the Corporation may repurchase shares of Common Stock from present or former employees or consultants of the Corporation and its Subsidiaries, or
(ii) pay any dividend or make any distribution upon any Junior Securities if at the time of or immediately after any such dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series A Convertible Preferred or the Corporation has failed to make any redemption of the Series A Convertible Preferred required hereunder.

         Section 4.  [Intentionally Omitted.]

         Section 5.  VOTING RIGHTS.

         The holders of the Series A Convertible Preferred shall be entitled to notice of all stockholders' meetings in accordance with the Corporation's bylaws and shall be entitled to vote on all matters submitted to the stockholders for a vote (including the election of directors), such that the holders of the Series A Convertible Preferred shall vote together with the holders of the Common Stock as a single class, with each Share of Series A Convertible Preferred being entitled to vote on an as-if-converted basis based on the number of shares of Conversion Stock into which such Share of Series A Convertible Preferred is convertible determined by reference to the Conversion Price in effect at the record date of the determination of the holders of the Shares entitled to vote, or if no record date is established, at the date such vote is taken or any written consent of stockholders is first solicited.

         Section 6.  CONVERSION.

         6A.      CONVERSION RIGHTS AND PROCEDURES; CONVERSION PRICE.

         (i) At any time and from time to time, any holder of Series A Convertible Preferred may convert at its sole option all or any portion of the Series A Convertible Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $15.00 and dividing the result by the Conversion Price then in effect.

         (ii) Except as otherwise provided herein, each conversion of Series A Convertible Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Convertible Preferred to be converted have been surrendered for conversion at the principal office of the Corporation (the "CONVERSION DATE"). At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Convertible Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

         (iii) Notwithstanding any other provision contained herein, if a conversion of Series A Convertible Preferred is to be made in connection with a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Series A Convertible Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

         (iv) As soon as possible after a conversion has been effected (but in any event within ten business days in the case of SUBSECTION (a) below), the Corporation shall deliver to the converting holder:

                  (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                  (b) payment, subject to the preferences and priorities of the holders of Series B Convertible Preferred, in an amount equal to all dividends accrued in accordance with SECTION 1 with respect to each Share converted which have not been paid prior thereto plus the amount payable with respect to fractional shares of Conversion Stock in accordance with SUBSECTION (x) below; and

                  (c) a certificate representing any Shares of Series A Convertible Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

         (v) To the extent the holders do not elect to convert their accrued and unpaid dividends as set forth in SUBSECTION (vi) below, the Corporation shall declare the payment of all dividends payable under SUBSECTION (iv)(B) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series A Convertible Preferred being converted, then the Corporation shall pay, subject to the preferences and priorities of the holders of Series B Convertible Preferred, such dividends in cash to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

         (vi) Any holders of Series A Convertible Preferred may elect at their sole discretion to convert all or a portion of the accrued and unpaid dividends payable with respect to such holder's Series A Convertible Preferred into an additional number of shares of Conversion Stock determined by dividing the amount of the accrued and unpaid dividends to be applied for such purpose by the Conversion Price then in effect with respect to such Shares of Series A Convertible Preferred.

         (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Convertible Preferred shall be made without charge to the holders of such Series A Convertible Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Convertible Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

         (viii) The Corporation shall not close its books against the transfer of Series A Convertible Preferred or of Conversion Stock issued or issuable upon conversion of Series A Convertible Preferred in any manner which interferes with the timely conversion of the Series A Convertible Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

         (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Convertible Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding shares of Series A Convertible Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Convertible Preferred.

         (x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this SECTION 6A(x), be delivered upon any conversion of the Series A Convertible Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

         6B.      CONVERSION PRICE.

         (i) The initial conversion price of each Share of Series A Convertible Preferred shall be $2.50 (the "CONVERSION PRICE"). In order to prevent dilution of the conversion rights granted under this SECTION 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this SECTION 6B.

         (ii) If and whenever following the original date of issuance of the Series A Convertible Preferred the Corporation issues (including as a dividend) or sells, or in accordance with SECTION 6C is deemed to have issued or sold, any share of Common Stock or any warrants, options or other rights to purchase Common Stock (except as provided by SECTION 6B(iii) below) for (x) consideration per share less than the Conversion Price in effect immediately prior to such time or (y) consideration per share less than the Market Price of the Common Stock as of the date of issuance, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced as follows:

                  (a) In the event the consideration per share is less than the Conversion Price set forth in clause (x) above, the Conversion Price shall be determined by dividing (1) the sum of (A) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (b) In the event the consideration per share is less than the Market Price set forth in clause (y) above, the Conversion Price shall be determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issue or sale plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product of (A) the Market Price of the Common Stock determined as of the date of such issue or sale multiplied by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (c) In the event the consideration per share is less than both the Conversion Price set forth in clause (x) above and the Market Price set forth in clause (y) above, the Conversion Price shall be the reduced to the lower of paragraph (a) or (b) above.

         (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the granting of stock options to employees, directors, consultants and vendors of the Corporation and its Subsidiaries or the exercise thereof.

         6C. EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under SECTION 6B, the following shall be applicable:

         (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants or sells any Options and the price per share for which the Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than
(a) the Conversion Price in effect immediately prior to the time of the granting or sale of such Options or (b) the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this SECTION 6C(i), the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof; by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities (other than the issuance of 266,666 shares of Series B Convertible Preferred on April 5, 2001) and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than (a) the Conversion Price in effect immediately prior to the time of such issue or sale or (b) the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this SECTION 6C(ii), the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this SECTION 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

         (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If (a) the purchase price provided for in any Options, (b) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or (c) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold provided that if such adjustment would result in an increase of the Conversion Price then in effect, no such adjustment shall be made. For purposes of this SECTION 6C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Convertible Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

         (iv) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Options or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series A Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

         (v) INTEGRATED TRANSACTIONS. In case any Options are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for a consideration of $.01.

         (vi) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

         (vii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         6D. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         6E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "ORGANIC CHANGE". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Shares then outstanding) to insure that the Series A Convertible Preferred remains outstanding and each of the holders of Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Convertible Preferred, such shares of stock, securities or assets as such holder would have received, subject to the preferences and priorities of the holders of Series B Convertible Preferred, in connection with such Organic Change if such holder had converted its Series A Convertible Preferred immediately prior to such Organic Change; provided however, that (1) if the Corporation continues to survive after such Organic Change and (2) to the extent a portion of such assets includes cash (an Organic Change meeting the requirements of clauses (1) and (2) is referred to as a "CASH ORGANIC CHANGE"), then in lieu of the holders of Series A Convertible Preferred having the right to acquire cash upon conversion of such holders' Series A Convertible Preferred, the Corporation shall not effect such Organic Change without first receiving the prior written approval of the holders of a majority of the outstanding Shares (which approval may be withheld or conditioned in their sole discretion); provided further, that the holders of a majority of the outstanding Shares shall be obligated to consent to such Cash Organic Change if either (a) prior to or simultaneously with the consummation thereof, the acquiror (and not the Corporation) in such transaction pays to the holders the Cash Priority Payment or (b) the Corporation both (1) elects (in its sole discretion) to pay to such holders the Cash Priority Payment and (2) prior to or simultaneously with the consummation of such transaction, pays to such holders the Cash Priority Payment. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Shares then outstanding) to insure that the provisions of this
SECTION 6 and SECTIONS 1, 2, 3, 5, 7 AND 8 shall thereafter be applicable to the Series A Convertible Preferred. The Corporation shall not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. Nothing in this SECTION 6E shall be deemed to limit any rights of the holders of Shares pursuant to SECTION 2.

         6F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this SECTION 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding such rights granted to employees, directors, consultants and vendors), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price then in effect so as to protect the rights of the holders of Series A Convertible Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this
SECTION 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series A Convertible Preferred.

         6G.      NOTICES.

         (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Convertible Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (ii) The Corporation shall give written notice to all holders of Series A Convertible Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

         (iii) The Corporation shall also give written notice to the holders of Series A Convertible Preferred at least 20 days prior to the date on which any Organic Change shall take place.

         Section 7.        PURCHASE RIGHTS.

         If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then each holder of Series A Convertible Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Convertible Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         Section 8.        EVENTS OF NONCOMPLIANCE.

         8A.    DEFINITION. An "EVENT OF NONCOMPLIANCE" shall have occurred if:

         (i) the Corporation fails to pay on when due the full amount of dividends then accrued on the Series A Convertible Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

         (ii)   [Intentionally Omitted];

         (iii) the Corporation breaches or otherwise fails to perform or observe any other material covenant or agreement set forth herein or in the Purchase Agreement (including, without limitation, Sections 5.22 and 5.23 thereof) or the Original Purchase Agreement;

         (iv) any representation or warranty contained in the Purchase Agreement or the Original Purchase Agreement or required to be furnished to any holder of Series A Convertible Preferred pursuant to the Purchase Agreement or the Original Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Series A Convertible Preferred, is false or misleading in any material respect on the date made or furnished;

         (v) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent, or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

         (vi) a judgment in excess of $150,000 is rendered against the Corporation or any material Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

         (vii) the Corporation or any material Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $50,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $50,000 to become due prior to its stated maturity.

         8B.      CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

         (i) Immediately upon the occurrence of an Event of Noncompliance, and for 90 days thereafter that such Event of Noncompliance is continuing, the dividend rate on the Series A Convertible Preferred shall increase immediately by an increment of one percentage point. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one percentage point up the maximum rate permitted by applicable law; provided that in no event shall the dividend rate be increased pursuant to this sentence by more than five percentage points if such Event of Noncompliance is not curable under any circumstances. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists and the dividend rate shall return to the rate as determined according to SECTION 1, subject to subsequent increases pursuant to this SECTION 8B.

         (ii) If any Event of Noncompliance exists, each holder of Series A Convertible Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         Section 9.        REGISTRATION OF TRANSFER.

         The Corporation shall keep at its principal office a register for the registration of Series A Convertible Preferred. Upon the surrender of any certificate representing Series A Convertible Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Convertible Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Convertible Preferred represented by the surrendered certificate.

         Section 10.       REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Convertible Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Convertible Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         Section 11.       DEFINITIONS.

                  "CHANGE IN OWNERSHIP" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock and the Series A Convertible Preferred as of the date of the Purchase Agreement, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

                  "COMMON STOCK" means, collectively, the Corporation's Common Stock, $.005 par value per share, and any capital stock, other than preferred stock of the Corporation, of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                  "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to SECTIONS 6C(i) and 6C(ii) whether or not the Options or Convertible Securities are actually exercisable at such time.

                  "CONVERSION STOCK" means shares of the Corporation's Common Stock, provided that if there is a change such that the securities issuable upon conversion of the Series A Convertible Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "CONVERSION STOCK" shall mean one share of the security issuable upon conversion of the Series A Convertible Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock other than the Series A Convertible Preferred.

                  "FUNDAMENTAL CHANGE" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles, consistently applied, or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Series A Convertible Preferred are not changed and the Series A Convertible Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

                  "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Series A Convertible Preferred and the Series B Convertible Preferred.

                  "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $15.00, as adjusted for stock splits, stock dividends, recapitalizations and other similar events.

                  "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 30 days ending on the Trading Day prior to the day as of which "MARKET PRICE" is being determined and the 30 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "MARKET PRICE" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

                  "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "ORIGINAL PURCHASE AGREEMENT" means that certain Purchase Agreement, dated as of July 23, 1999, by and between the Corporation and U-C Holdings, L.L.C., a Delaware limited liability company ("HOLDINGS"), as such agreement may from time to time be amended in accordance with its terms.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "PURCHASE AGREEMENT" means that certain Amended and Restated Purchase Agreement, dated as of October 18, 1999, by and between the Corporation and Holdings, as such agreement may be further amended from time to time in accordance with its terms.

                  "SERIES B CONVERTIBLE PREFERRED" means the Series B Convertible Preferred Stock of the Corporation, $.001 par value per share.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                  "TRADING DAY" means (a) a day on which the Conversion Stock is traded on The NASDAQ SmallCap Market, the NASDAQ National Market or other registered national stock exchange on which the Conversion Stock has been listed, or (b) if the Conversion Stock is not listed on The NASDAQ SmallCap Market, the NASDAQ National Market or any registered national stock exchange, a day on which the Conversion Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Conversion Stock is not quoted on the OTC Bulletin Board, a day on which the Conversion Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding its functions of reporting policies).

         Section 12.       AMENDMENT AND WAIVER.

         No amendment, modification or waiver shall be binding or effective with respect to any provision of SECTIONS 1 through and including 13 without the prior written consent of the holders of a majority of the Series A Convertible Preferred outstanding at the time such action is taken; provided further that no change in terms contained herein may be accomplished by merger, consolidation or similar transaction of or involving the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the majority of the Series A Convertible Preferred then outstanding.

         Section 13.       NOTICES.

         Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, as its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                   APPENDIX B

                           CERTIFICATE OF DESIGNATION,
                      POWERS, PREFERENCES AND RIGHTS OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                              CTN MEDIA GROUP, INC.
         --------------------------------------------------------------

                  Pursuant to the provisions of Section 151(g)
                        of the General Corporation Law of
                              the State of Delaware
         --------------------------------------------------------------

         CTN Media Group, Inc. (the "CORPORATION"), a corporation organized and validly existing under the General Corporation Law of the State of Delaware, filed its original Certificate of Incorporation with the Corporations Division on August 17, 1989. Under the provisions of and subject to the requirements of
Section 151(g) of the General Corporation Law of the State of Delaware, the undersigned, desiring to designate the powers, preferences and rights of the series of preferred stock of the Corporation to be designated Series B Convertible Preferred Stock, does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation in a written consent in lieu of a meeting dated April 4, 2001:

         WHEREAS, the Restated Certificate of Incorporation, dated November 10, 1997, as amended on May 29, 1998, October 18, 1999 and November 12, 1999 (the "CERTIFICATE OF INCORPORATION"), authorizes a class of stock designated as Preferred Stock (the "PREFERRED STOCK"), comprising 2,800,000 shares, par value $.001 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in the FOURTH paragraph of the Certificate of Incorporation, to fix or alter the voting powers, designations, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of Preferred Stock within the limitations set forth in the Delaware General Corporation Law;

         WHEREAS, the Board of Directors of the Corporation has designated 2,510,000 shares of the Preferred Stock as Series A Convertible Preferred Stock pursuant to a Second Certificate of Designation, Powers, Preferences and Rights of the Series A Convertible Preferred Stock of the Corporation, filed with the Corporations Division on August 30, 1999, amended by an amendment to such Second Certificate of Designation filed on February 17, 2000;

         WHEREAS, based on the foregoing, there remains 290,000 shares of the Corporation's authorized but unissued Preferred Stock eligible for designation as a new series thereof;

         WHEREAS, it is the desire of the Board of Directors of the Corporation to designate one new series of Preferred Stock and to fix the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, as provided herein; and

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation, by resolution of the Board of Directors of the Corporation, does hereby designate 266,666 shares of the authorized but unissued Preferred Stock as Series B Convertible Preferred Stock (the "SERIES B CONVERTIBLE PREFERRED") and does hereby fix the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Series B Convertible Preferred to be as follows:

                   SERIES B CONVERTIBLE PREFERRED STOCK TERMS

         Section 1.        Dividends.

         1A.      GENERAL OBLIGATION.

         (i) When and as declared by the Corporation's Board of Directors, and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series B Convertible Preferred as provided in this SECTION 1. Dividends on each share of the Series B Convertible Preferred (a "SHARE") shall accrue on a daily basis at the rate of 12% per annum on the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation.

         (ii) Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of the dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "DATE OF ISSUANCE" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

         1B. DIVIDEND REFERENCE DATES. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2001 (the "DIVIDEND REFERENCE DATES"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof. Such accumulated dividends shall not be payable until conversion of such Share into Conversion Stock, unless earlier declared by the Corporation's Board of Directors.

         1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Convertible Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

         1D. PARTICIPATING DIVIDENDS. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series B Convertible Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Convertible Preferred had all of the outstanding Series B Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         Section 2.        LIQUIDATION.

         2A. LIQUIDATION VALUE. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Convertible Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of the following (the "CASH PRIORITY PAYMENT"): (a) the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon) and (b) the aggregate amount that would be receivable by such holder of Series B Convertible Preferred if the Series B Convertible Preferred held by such holder had been converted into Conversion Stock in accordance with
SECTION 6 immediately prior to such distribution or payment. Upon such distribution or payment, the holders of Series B Convertible Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series B Convertible Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this SECTION 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of the Series B Convertible Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series B Convertible Preferred held by each such holder. Not less than 60 days prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series B Convertible Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

         2B.      CERTAIN TRANSACTIONS.

         (i) In the event of a consolidation, merger or similar transaction of the Corporation into, with or involving any other entity or entities in which the Corporation is not the surviving entity, the holders of a majority of the outstanding Shares shall have the right, but not the obligation, to elect such consolidation, merger or similar transaction to be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this SECTION 2, in which event the Series B Convertible Preferred shall be entitled to the preferences and priorities set forth in this SECTION 2 and the Corporation shall not effect such a transaction unless the surviving entity (and not the Corporation) pays the Cash Priority Payment prior to or simultaneously with the consummation of such transaction.

         (ii) In the event of a consolidation, merger or similar transaction of the Corporation into, with or involving any other entity or entities in which the Corporation is the surviving entity, or any sale or transfer by the Corporation of all or a substantial part of its assets, the Corporation shall not effect any such consolidation, merger, sale or similar transaction without first receiving the prior written approval of the holders of a majority of the outstanding Shares (which approval may be withheld or conditioned in their sole discretion); provided that the holders of a majority of the outstanding Shares shall be obligated to consent to such transaction if either (a) prior to or simultaneously with the consummation thereof, the acquiror (and not the Corporation) in such transaction pays to the holders the Cash Priority Payment or (b) the Corporation both (1) elects (in its sole discretion) to pay to such holders the Cash Priority Payment and (2) prior to or simultaneously with the consummation of such transaction, pays to such holders the Cash Priority Payment.

         Section 3.        PRIORITY OF SERIES B CONVERTIBLE PREFERRED.

         So long as any Series B Convertible Preferred remains outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, directly or indirectly, (i) redeem, purchase or otherwise acquire any Junior Securities, provided that the Corporation may repurchase shares of Common Stock from present or former employees or consultants of the Corporation and its Subsidiaries, or
(ii) pay any dividend or make any distribution upon any Junior Securities if at the time of or immediately after any such dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series B Convertible Preferred or the Corporation has failed to make any redemption of the Series B Convertible Preferred required hereunder.

         Section 4.        [Intentionally Omitted.]

         Section 5.        VOTING RIGHTS.

                  The holders of the Series B Convertible Preferred shall be entitled to notice of all stockholders' meetings in accordance with the Corporation's bylaws and shall be entitled to vote on all matters submitted to the stockholders for a vote (including the election of directors), such that the holders of the Series B Convertible Preferred shall vote together with the holders of the Common Stock as a single class, with each Share of Series B Convertible Preferred being entitled to vote on an as-if-converted basis based on the number of shares of Conversion Stock into which such Share of Series B Convertible Preferred is convertible determined by reference to the Conversion Price in effect at the record date of the determination of the holders of the Shares entitled to vote, or if no record date is established, at the date such vote is taken or any written consent of stockholders is first solicited.

         Section 6.        CONVERSION.

         6A.      CONVERSION RIGHTS AND PROCEDURES; CONVERSION PRICE.

         (i) At any time and from time to time, any holder of Series B Convertible Preferred may convert at its sole option all or any portion of the Series B Convertible Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $15.00 and dividing the result by the Conversion Price then in effect.

         (ii) Except as otherwise provided herein, each conversion of Series B Convertible Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Convertible Preferred to be converted have been surrendered for conversion at the principal office of the Corporation (the "CONVERSION DATE"). At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series B Convertible Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

         (iii) Notwithstanding any other provision contained herein, if a conversion of Series B Convertible Preferred is to be made in connection with a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Series B Convertible Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

         (iv) As soon as possible after a conversion has been effected (but in any event within ten business days in the case of SUBSECTION (a) below), the Corporation shall deliver to the converting holder:

                  (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                  (b) payment in an amount equal to all dividends accrued in accordance with SECTION 1 with respect to each Share converted which have not been paid prior thereto plus the amount payable with respect to fractional shares of Conversion Stock in accordance with SUBSECTION (x) below; and

                  (c) a certificate representing any Shares of Series B Convertible Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

         (v) To the extent the holders do not elect to convert their accrued and unpaid dividends as set forth in SUBSECTION (vi) below, the Corporation shall declare the payment of all dividends payable under SUBSECTION (iv)(b) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series B Convertible Preferred being converted, then the Corporation shall pay such dividends in cash to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

         (vi) Any holders of Series B Convertible Preferred may elect at their sole discretion to convert all or a portion of the accrued and unpaid dividends payable with respect to such holder's Series B Convertible Preferred into an additional number of shares of Conversion Stock determined by dividing the amount of the accrued and unpaid dividends to be applied for such purpose by the Conversion Price then in effect with respect to such Shares of Series B Convertible Preferred.

         (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Series B Convertible Preferred shall be made without charge to the holders of such Series B Convertible Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series B Convertible Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

         (viii) The Corporation shall not close its books against the transfer of Series B Convertible Preferred or of Conversion Stock issued or issuable upon conversion of Series B Convertible Preferred in any manner which interferes with the timely conversion of the Series B Convertible Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

         (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series B Convertible Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding shares of Series B Convertible Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series B Convertible Preferred.

         (x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this SECTION 6A(x), be delivered upon any conversion of the Series B Convertible Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

         6B.      CONVERSION PRICE.

         (i) The initial conversion price of each Share of Series B Convertible Preferred shall be $2.50 (the "CONVERSION PRICE"). In order to prevent dilution of the conversion rights granted under this SECTION 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this SECTION 6B.

         (ii) If and whenever following the original date of issuance of the Series B Convertible Preferred the Corporation issues (including as a dividend) or sells, or in accordance with SECTION 6C is deemed to have issued or sold, any share of Common Stock or any warrants, options or other rights to purchase Common Stock (except as provided by SECTION 6B(iii) below) for (x) consideration per share less than the Conversion Price in effect immediately prior to such time or (y) consideration per share less than the Market Price of the Common Stock as of the date of issuance, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced as follows:

                  (a) In the event the consideration per share is less than the Conversion Price set forth in clause (x) above, the Conversion Price determined by dividing (1) the sum of (A) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus
(B) the consideration, if any, received by the Corporation upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (b) In the event the consideration per share is less than the Market Price set forth in clause (y) above, the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issue or sale plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product of (A) the Market Price of the

Common Stock determined as of the date of such issue or sale multiplied by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (c) In the event the consideration per share is less than both the Conversion Price set forth in clause (x) above and the Market Price set forth in clause (y) above, the Conversion Price shall be the reduced to the lower of paragraph (a) or (b) above.

         (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the granting of stock options to employees, directors, consultants and vendors of the Corporation and its Subsidiaries or the exercise thereof.

         6C. EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under SECTION 6B, the following shall be applicable:

         (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants or sells any Options and the price per share for which the Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than
(a) the Conversion Price in effect immediately prior to the time of the granting or sale of such Options or (b) the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this SECTION 6C(I), the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof; by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than
(a) the Conversion Price in effect immediately prior to the time of such issue or sale or (b) the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this SECTION 6C(ii), the "price per share for which Common Stock is issuable" shall be determined by dividing
(A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
SECTION 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

         (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If (a) the purchase price provided for in any Options, (b) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or (c) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time (other than as provided in the amendment of the terms of the Corporation's Series A Convertible Preferred Stock approved on April 4, 2001), the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold provided that if such adjustment would result in an increase of the Conversion Price then in effect, no such adjustment shall be made. For purposes of this SECTION 6C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Convertible Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

         (iv) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Options or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

         (v) INTEGRATED TRANSACTIONS. In case any Options are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for a consideration of $.01.

         (vi) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

         (vii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         6D. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         6E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "ORGANIC CHANGE". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Shares then outstanding) to insure that the Series B Convertible Preferred remains outstanding and each of the holders of Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Convertible Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B

Convertible Preferred immediately prior to such Organic Change; provided however, that (1) if the Corporation continues to survive after such Organic Change and (2) to the extent a portion of such assets includes cash (an Organic Change meeting the requirements of clauses (1) and (2) is referred to as a "CASH ORGANIC CHANGE"), then in lieu of the holders of Series B Convertible Preferred having the right to acquire cash upon conversion of such holders' Series B Convertible Preferred, the Corporation shall not effect such Organic Change without first receiving the prior written approval of the holders of a majority of the outstanding Shares (which approval may be withheld or conditioned in their sole discretion); provided further, that the holders of a majority of the outstanding Shares shall be obligated to consent to such Cash Organic Change if either (a) prior to or simultaneously with the consummation thereof, the acquiror (and not the Corporation) in such transaction pays to the holders the Cash Priority Payment or (b) the Corporation both (1) elects (in its sole discretion) to pay to such holders the Cash Priority Payment and (2) prior to or simultaneously with the consummation of such transaction, pays to such holders the Cash Priority Payment. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Shares then outstanding) to insure that the provisions of this
SECTION 6 and SECTIONS 1, 2, 3, 5, 7 AND 8 shall thereafter be applicable to the Series B Convertible Preferred. The Corporation shall not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Shares then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. Nothing in this SECTION 6E shall be deemed to limit any rights of the holders of Shares pursuant to SECTION 2.

         6F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this SECTION 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding such rights granted to employees, directors, consultants and vendors), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price then in effect so as to protect the rights of the holders of Series B Convertible Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this SECTION 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series B Convertible Preferred.

         6G.      NOTICES.

         (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Convertible Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (ii) The Corporation shall give written notice to all holders of Series B Convertible Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to


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any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

         (iii) The Corporation shall also give written notice to the holders of Series B Convertible Preferred at least 20 days prior to the date on which any Organic Change shall take place.

         Section 7.        PURCHASE RIGHTS.

         If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then each holder of Series B Convertible Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series B Convertible Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         Section 8.        EVENTS OF NONCOMPLIANCE.

         8A. DEFINITION. An "EVENT OF NONCOMPLIANCE" shall have occurred if:

         (i) the Corporation fails to pay on when due the full amount of dividends then accrued on the Series B Convertible Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

         (ii)     [Intentionally Omitted];

         (iii) the Corporation breaches or otherwise fails to perform or observe any other material covenant or agreement set forth herein or in the Purchase Agreement (including, without limitation, the amendment of the terms of the Corporation's Series A Convertible Preferred Stock in accordance with Sections
4.22 and 4.23 of the Purchase Agreement);

         (iv) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series B Convertible Preferred pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Series B Convertible Preferred, is false or misleading in any material respect on the date made or furnished;

         (v) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent, or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any


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

material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

         (vi) a judgment in excess of $150,000 is rendered against the Corporation or any material Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

         (vii) the Corporation or any material Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $50,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $50,000 to become due prior to its stated maturity.

         8B.      CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

         (i) Immediately upon the occurrence of an Event of Noncompliance, and for 90 days thereafter that such Event of Noncompliance is continuing, the dividend rate on the Series B Convertible Preferred shall increase immediately by an increment of one percentage point. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one percentage point up the maximum rate permitted by applicable law; provided that in no event shall the dividend rate be increased pursuant to this sentence by more than five percentage points if such Event of Noncompliance is not curable under any circumstances. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists and the dividend rate shall return to the rate as determined according to SECTION 1, subject to subsequent increases pursuant to this SECTION 8B.

         (ii) If any Event of Noncompliance exists, each holder of Series B Convertible Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.


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

         Section 9.        REGISTRATION OF TRANSFER.

         The Corporation shall keep at its principal office a register for the registration of Series B Convertible Preferred. Upon the surrender of any certificate representing Series B Convertible Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series B Convertible Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series B Convertible Preferred represented by the surrendered certificate.

         Section 10.       REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series B Convertible Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Convertible Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         Section 11.       DEFINITIONS.

                  "CHANGE IN OWNERSHIP" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock and the Series B Convertible Preferred as of the date of the Purchase Agreement, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

                  "COMMON STOCK" means, collectively, the Corporation's Common Stock, $.005 par value per share, and any capital stock, other than preferred stock of the Corporation, of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.


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

                  "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to SECTIONS 6C(i) and 6C(ii) whether or not the Options or Convertible Securities are actually exercisable at such time.

                  "CONVERSION STOCK" means shares of the Corporation's Common Stock, provided that if there is a change such that the securities issuable upon conversion of the Series B Convertible Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "CONVERSION Stock" shall mean one share of the security issuable upon conversion of the Series B Convertible Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock other than the Series B Convertible Preferred.

                  "FUNDAMENTAL CHANGE" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles, consistently applied, or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Series B Convertible Preferred are not changed and the Series B Convertible Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

                  "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Series B Convertible Preferred.

                  "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $15.00, as adjusted for stock splits, stock dividends, recapitalizations and other similar events.

                  "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 30 days ending on the Trading Day prior to the day as of which "MARKET PRICE" is being determined and the 30 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "MARKET PRICE" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series B Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

                  "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "PURCHASE AGREEMENT" means that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of April 5, 2001, by and between the Corporation and U-C Holdings, L.L.C., a Delaware limited liability company, as such agreement may be amended from time to time in accordance with its terms.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                  "TRADING DAY" means (a) a day on which the Conversion Stock is traded on The NASDAQ SmallCap Market, the NASDAQ National Market or other registered national stock exchange on which the Conversion Stock has been listed, or (b) if the Conversion Stock is not listed on The NASDAQ SmallCap Market, the NASDAQ National Market or any registered national stock exchange, a day on which the Conversion Stock is traded in the over-the-counter


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

market, as reported by the OTC Bulletin Board, or (c) if the Conversion Stock is not quoted on the OTC Bulletin Board, a day on which the Conversion Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding its functions of reporting policies).

         Section 12.       AMENDMENT AND WAIVER.

         No amendment, modification or waiver shall be binding or effective with respect to any provision of SECTIONS 1 through and including 13 without the prior written consent of the holders of a majority of the Series B Convertible Preferred outstanding at the time such action is taken; provided further that no change in terms contained herein may be accomplished by merger, consolidation or similar transaction of or involving the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the majority of the Series B Convertible Preferred then outstanding.

         Section 13.       NOTICES.

         Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, as its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).


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